UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	440 Lincoln Street, Worcester, Massachusetts (Address of principal executive offices)	01653 (Zip Code)
(508) 855-1000 Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange
7 5/8% Senior Debentures due 2025	THG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2023, The Hanover Insurance Group, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement, dated as of April 30, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date of the Amendment, the “Credit Agreement”) by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. The Amendment replaced the interest rate benchmark, from the London Interbank Offered Rate (“LIBOR”) to the Secured Overnight Financing Rate (“SOFR”). Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are furnished herewith.

Exhibit 10.1	Amendment No. 1, dated March 24, 2023, by and among The Hanover Insurance Group, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Exhibit Index

Exhibit 10.1	Amendment No. 1, dated March 24, 2023, by and among The Hanover Insurance Group, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date: March 28, 2023	By:	/s/ Dennis F. Kerrigan
Dennis F. Kerrigan
Executive Vice President and General Counsel